Exhibit 99.1

Newell Brands Announces Second Quarter 2019 Results

Delivers Significant Improvements in Operating Margin and Operating Cash Flow

Raises Guidance for 2019 Operating Cash Flow

Announces Intention to Retain Rubbermaid Commercial Products Business

HOBOKEN, NJ – August 2, 2019 – Newell Brands (NASDAQ: NWL) today announced its second quarter 2019 financial results.

“The financial results we announced this morning represent another quarter of progress, with disciplined cost management and focused execution behind working capital initiatives driving better than expected margin and cash flow progression in the second quarter,” said Chris Peterson, Newell Brands Interim Chief Executive Officer and Chief Financial Officer. “Encouraging first half results and the green shoots of progress we are driving across the business give us the confidence to reiterate our outlook for full year core sales, operating margin and earnings per share and to raise our full year outlook for operating cash flow to between $600 and $800 million. While still early in the organization’s turnaround, we believe our decisive and strategic actions to strengthen our performance will drive further improvement going forward, as we work to transform Newell Brands into a leading next-generation consumer products company.”

Second Quarter 2019 Executive Summary

•	Net sales from continuing operations were $2.1 billion, a decline of 3.9 percent compared with the prior year period.

•	Core sales from continuing operations declined 1.1 percent from the prior year period.

•	Reported operating margin was 8.4 percent compared with 3.8 percent in the prior year period. Normalized operating margin was 11.3 percent compared to 9.7 percent in the prior year period.

•	Reported diluted earnings per share for the total company were $0.21 compared with $0.27 in the prior year period.

•	Normalized diluted earnings per share for the total company were $0.45 compared with $0.78 in the prior year period.

•	Operating cash flow was $191 million, a $180 million improvement versus a year ago.

•	Gross debt was reduced by $517 million in the quarter; net debt was reduced by $777 million.

•	Divestitures of Process Solutions and Rexair were completed and an agreement was signed to divest the U.S. Playing Cards business, which is anticipated to close in the second half of 2019.

•

The company announced its decision to retain the Rubbermaid Commercial Products business, which has previously been included in discontinued operations. The addition of Rubbermaid Commercial Products to the continuing operations portfolio will be accretive to operating margins, normalized earnings per share and operating cash flow in 2020 and future years.

221 River Street	NASDAQ: NWL
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•

The company announced its decision to move its corporate headquarters to Atlanta, Georgia, in order to facilitate a stronger connection between senior leaders and the operations of the business, and to enhance the company’s culture and sense of community. Three of Newell’s seven operating divisions (Writing, Baby and Food) are based in Atlanta.

Second Quarter 2019 Operating Results

Net sales were $2.1 billion, a 3.9 percent decline compared to the prior year period, attributable to the impact of foreign exchange and a 1.1 percent decline in core sales.

Reported gross margin was 35.3 percent compared with 35.2 percent in the prior year period, as pricing, productivity and positive mix offset headwinds from foreign exchange, tariffs and inflation. Normalized gross margin was 35.6 percent compared with 35.1 percent in the prior year period.

Reported operating income was $178 million compared with $83.9 million in the prior year period, due to gross margin expansion and a reduction in overhead costs. Normalized operating income was $240 million compared with $214 million in the prior year period. Reported operating margin was 8.4 percent compared with 3.8 percent in the prior year. Normalized operating margin was 11.3 percent compared to 9.7 percent in the prior year period.

Reported tax expense was $16.7 million, or 16.8 percent, compared with $53.0 million in the prior year period. Normalized tax expense was $41.1 million, or 25.4 percent, compared with a benefit of $0.7 million in the prior year period.

The company reported net income of $89.8 million compared with $132 million in the prior year period. Reported diluted earnings per share for the total company were $0.21 compared with $0.27 in the prior year period.

Normalized net income for the total company was $190 million, or $0.45 diluted earnings per share, compared with $379 million, or $0.78 diluted earnings per share, in the prior year period.

Operating cash flow was $191 million compared with $11.2 million in the prior year period, primarily enabled by strategic actions taken to improve cash conversion cycles on receivables and payables.

An explanation of non-GAAP measures and a reconciliation of these non-GAAP results to comparable GAAP measures is included in the tables attached to this release.

Second Quarter 2019 Operating Segment Results

The Learning & Development segment generated net sales of $849 million compared with $839 million in the prior year period, as core sales growth more than offset the headwind from foreign exchange. Core sales increased 3.5 percent, driven by increases in both Baby and Writing. Reported operating income was $217 million compared with $196 million in the prior year period. Reported operating margin was 25.6 percent compared with 23.3 percent in the prior year period. Normalized operating income was $221 million versus $207 million in the year-ago period. Normalized operating margin was 26.1 percent compared with 24.7 percent in the prior year period.

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The Food & Appliances segment generated net sales of $562 million compared with $620 million in the prior year period, due primarily to the impact of unfavorable foreign exchange and a core sales decrease of 7.1 percent. The core sales decline largely reflected a timing shift in orders from the second quarter to the first quarter associated with an SAP implementation in Fresh Preserving, and continued challenges in the Appliances business. Reported operating income was $33.5 million compared with $39.5 million in the prior year period. Reported operating margin was 6.0 percent compared with 6.4 percent in the prior year period. Normalized operating income was $43.1 million versus $47.6 million in the prior year period. Normalized operating margin was 7.7 percent, the same as in the prior year period.

The Home & Outdoor Living segment generated net sales of $705 million compared with $742 million in the prior year period, with the change attributed to the impact of unfavorable foreign exchange, the exit of 72 underperforming Yankee Candle retail stores in the first half of 2019 and a core sales decline of 1.1 percent. The Home Fragrance and Connected Home and Security divisions posted positive core sales, which were offset by lower core sales in Outdoor and Recreation largely due to the impact of lost distribution in the prior year. Reported operating income was $19.2 million compared with operating income of $9.4 million in the prior year period. Reported operating margin was 2.7 percent compared with 1.3 percent in the prior year period. Normalized operating income was $39.7 million compared with $48.4 million in the prior year period. Normalized operating margin was 5.6 percent compared with 6.5 percent in the prior year period.

Strategic Changes to Continuing Portfolio

The company announced its intent to retain the Rubbermaid Commercial Products business, including the related Rubbermaid Outdoor, Closet, Refuse and Garage business lines, which has been classified as held for sale and discontinued operations. The decision to keep the business was based on the strength of the Rubbermaid Commercial Products brand, its competitive position in a large and growing category, and its track record of strong cash flow generation, sales growth and strong margins that will further enhance the value creation opportunity for Newell Brands. Beginning in the third quarter, the financial results of the Rubbermaid Commercial Products business will be reflected in continuing operations, rather than recorded in discontinued operations. The retention of Rubbermaid Commercial Products will be accretive to operating margins, normalized earnings per share and operating cash flow in 2020 and future years.

The remaining assets held for sale, which include U.S. Playing Cards, Mapa/Spontex and Quickie (a cleaning tools business that was formerly part of the same disposal group as the Rubbermaid Commercial Products business) will continue to be reflected in discontinued operations. Divestitures of these businesses are expected to be completed by year-end 2019 and to generate between $675 and $775 million in after-tax proceeds. The company now expects to achieve a gross debt to EBITDA leverage ratio of less than 4.0x by the end of 2019, and approximately 3.5x by the end of 2020.

The company’s outlook for full year and third quarter net sales, core sales and normalized operating margin have been updated to reflect the inclusion of Rubbermaid Commercial Products as part of continuing operations beginning in the third quarter. In the interest of comparability, the company has provided an adjusted view of its 2018 and Q3 2018 normalized financial results as they would have appeared had Rubbermaid Commercial Products been part of continuing operations in that period. This adjusted information can be found in the appendix to this press release and in the Investors section of the company’s website, www.newellbrands.com. As a result of the move to continuing operations, the company will resume depreciation expense for the Rubbermaid Commercial Products business, with the annualized impact estimated at approximately $35 million. (Under GAAP, assets held for sale are not depreciated.) Since the company’s previous guidance assumed the Rubbermaid Commercial Products business would be divested at year-end 2019, the incremental depreciation expense is the only incremental impact on the outlook for full year normalized earnings per share; the outlook for operating cash flow is not impacted by this change.

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Outlook for Full Year and Third Quarter 2019

The company updated its full year outlook and initiated its third quarter outlook as follows:

	Previous Full Year 2019 Outlook	Updated Full Year 2019 Outlook
Net Sales	$8.2 to $8.4 billion	$9.1 to $9.3 billion
Core Sales	Low single digit decline	Low single digit decline
Normalized Operating Margin	20 to 60 bps improvement to 9.3% to 9.7%	20 to 60 bps improvement to 10.4% to 10.8%
Total Company Normalized EPS	$1.50 to $1.65	$1.50 to $1.65
Total Company Operating Cash Flow	$300 to $500 million	$600 to $800 million

Q3 2019 Outlook
Net Sales	$2.42 to $2.47 billion
Core Sales	2% to 4% decline
Normalized Operating Margin	100 to 130 bps contraction to 11.9% to 12.2%
Total Company Normalized EPS	$0.55 to $0.60

The net sales, core sales and normalized operating margin outlooks reflect expected results from continuing operations only. Normalized earnings per share and operating cash flow guidance reflects the total company outlook. Full year operating cash flow guidance assumes approximately $50 million in cash taxes and transaction costs related to divestitures and approximately $200 million of restructuring and related cash costs.

The company has presented forward-looking statements regarding core sales, normalized operating margin, normalized earnings per share and gross debt to EBITDA leverage ratio. These non-GAAP financial measures are derived by excluding certain amounts, expenses or income from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. We are unable to present a quantitative reconciliation of forward-looking normalized earnings per share for the total company or normalized operating margin to their most directly comparable forward-looking GAAP financial measures because such information is not available and management cannot reliably predict all of the necessary components of such GAAP measures without unreasonable effort or expense. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the company’s full-year 2019 financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the company’s actual results and preliminary financial data set forth above may be material.

221 River Street	NASDAQ: NWL
Hoboken, NJ 07030	www.newellbrands.com
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Conference Call

The company’s second quarter 2019 earnings conference call will be held today, August 2, 2019, at 8:30 a.m. ET. A link to the webcast is provided under Events & Presentations in the Investors section of Newell Brands’ website at www.newellbrands.com. A webcast replay will be made available in the Quarterly Earnings section of the company’s website.

Non-GAAP Financial Measures

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission and includes a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

The company uses certain non-GAAP financial measures that are included in this press release and the additional financial information both to explain its results to stockholders and the investment community and in the internal evaluation and management of its businesses. The company’s management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the company’s performance and liquidity using the same tools that management uses to evaluate the company’s past performance, reportable business segments, prospects for future performance, and liquidity, and (b) determine certain elements of management’s incentive compensation.

The company’s management believes that core sales provides a more complete understanding of underlying sales trends by providing sales on a consistent basis as it excludes the impacts of acquisitions, planned and completed divestitures, retail store openings and closings, certain market exits, and changes in foreign exchange from year-over-year comparisons. Core sales for the second quarter and projected full year core sales also exclude the impact of returns associated with an expected recall in the Outdoor & Recreation segment. The effect of changes in foreign exchange on 2019 reported sales is calculated by applying the prior year average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures), with the difference between the 2019 reported sales and the constant currency sales presented as the foreign exchange impact increase or decrease in core sales. The company’s management believes that “normalized” gross margin, “normalized” SG&A expense, “normalized” operating income, “normalized” operating margin, “normalized” net income, “normalized” diluted earnings per share, “normalized” interest and “normalized” tax rates, which exclude restructuring and restructuring-related expenses and one-time and other events such as costs related to the extinguishment of debt, certain tax benefits and charges, impairment charges, pension settlement charges, divestiture costs, costs related to the acquisition, integration and financing of acquired businesses, amortization of intangible assets associated with acquisitions, expenses related to certain product recalls and certain other items, are useful because they provide investors with a meaningful perspective on the current underlying performance of the company’s core ongoing operations. “Net debt” excludes the impact of cash and cash equivalents, and the company believes it is an important indicator of liquidity and measure of capital structure strategy.

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The company determines the tax effect of the items excluded from normalized diluted earnings per share by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In situations in which an item excluded from normalized results impacts income tax expense, the company uses a “with” and “without” approach to determine normalized income tax expense.

While the company believes these non-GAAP financial measures are useful in evaluating the company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

About Newell Brands

Newell Brands (NASDAQ: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Marmot®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert® and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Investor Contact:	Media Contact:
Nancy O’Donnell	Claire-Aude Staraci
SVP, Investor Relations and Corporate Communications	Director, External Communications
+1 (201) 610-6857	+1 (201) 610-6717
nancy.odonnell@newellco.com	claireaude.staraci@newellco.com

Caution Concerning Forward-Looking Statements

Some of the statements in this press release and its exhibits, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements generally can be identified by the use of words and phrases, including, but not limited to, “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “setting up,” beginning to,” “will,” “should,” “would,” “resume” or similar statements. We caution that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. In addition, there are no assurances that we will complete any or all of the potential transactions or other initiatives referenced above. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:

•	our dependence on the strength of retail, commercial and industrial sectors of the economy in various parts of the world;

•	competition with other manufacturers and distributors of consumer products;

•	major retailers’ strong bargaining power and consolidation of our customers;

•	our ability to improve productivity, reduce complexity and streamline operations;

•	future events that could adversely affect the value of our assets and/or stock price and require additional impairment charges;

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•	our ability to remediate the material weakness in our internal control over financial reporting and maintain effective internal control reporting;

•	our ability to develop innovative new products, to develop, maintain and strengthen end-user brands and to realize the benefits of increased advertising and promotion spend;

•	risks related to our substantial indebtedness, a potential increase in interest rates or changes in our credit ratings;

•	our ability to effectively accelerate our transformation plan and to execute our divestitures of the remaining assets held for sale;

•	our ability to complete planned acquisitions and divestitures, to integrate acquisitions and to offset unexpected costs or expenses associated with acquisitions or dispositions;

•	changes in the prices of raw materials and sourced products and our ability to obtain raw materials and sourced products in a timely manner;

•	the impact of governmental investigations, lawsuits or other actions by parties;

•	the risks inherent to our foreign operations, including foreign exchange fluctuations, exchange controls and pricing restrictions;

•	a failure of one of our key information technology systems, networks, processes or related controls or those of our service providers;

•

the impact of United States and foreign regulations on our operations, including including the escalation of tariffs on imports into the U.S. and exports to Canada, China and the European Union and environmental remediation costs;

•	the potential inability to attract, retain and motivate key employees;

•	the impact of new Treasury and tax regulations and the resolution of tax contingencies resulting in additional tax liabilities;

•	product liability, product recalls or related regulatory actions;

•	our ability to protect intellectual property rights;

•	significant increases in the funding obligations related to our pension plans; and

•	other factors listed from time to time in our filings with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

The information contained in this press release and the tables is as of the date indicated. The company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments.

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NEWELL BRANDS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in millions, except per share data)

	For the three months ended June 30,			For the six months ended June 30,
	2019	2018	% Change	2019	2018	% Change
Net sales	$2,116.5	$2,201.6	(3.9)%	$3,828.6	$4,013.1	(4.6)%
Cost of products sold	1,369.9	1,426.8		2,538.2	2,633.0

GROSS PROFIT	746.6	774.8	(3.6)%	1,290.4	1,380.1	(6.5)%
% of sales	35.3%	35.2%		33.7%	34.4%

Selling, general and administrative expenses	558.9	613.6	(8.9)%	1,076.8	1,239.9	(13.2)%
	26.4%	27.9%		28.1%	30.9%

Restructuring costs, net	6.7	45.7		17.6	51.1
Impairment of goodwill, intangibles and other assets	2.9	31.6		2.9	31.6

OPERATING INCOME	178.1	83.9	112.3%	193.1	57.5	235.8%
% of sales	8.4%	3.8%		5.0%	1.4%

Nonoperating expenses:
Interest expense, net	78.2	120.5		158.4	236.6
Other (income) expense, net	0.2	(13.2)		23.5	(14.6)

	78.4	107.3		181.9	222.0

INCOME (LOSS) BEFORE INCOME TAXES	99.7	(23.4)	NM	11.2	(164.5)	106.8%

% of sales	4.7%	(1.1)%		0.3%	(4.1)%

Income tax expense (benefit)	16.7	53.0		—	(33.4)
Effective rate	16.8%	(226.5)%		—%	20.3%

INCOME (LOSS) FROM CONTINUING OPERATIONS	83.0	(76.4)	208.6%	11.2	(131.1)	108.5%

% of sales	3.9%	(3.5)%		0.3%	(3.3)%

Income (loss) from discontinued operations, net of tax	6.8	208.1		(72.6)	316.1

NET INCOME (LOSS)	$89.8	$131.7	(31.8)%	$(61.4)	$185.0	(133.2)%

% of sales	4.2%	6.0%		(1.6)%	4.6%

Weighted average common shares outstanding:
Basic	423.3	486.2		423.3	486.1
Diluted	423.5	486.2		423.6	486.1
Earnings (loss) per share:
Basic:
Income (loss) from continuing operations	$0.20	$(0.16)		$0.03	$(0.27)
Income (loss) from discontinued operations	0.01	0.43		(0.17)	0.65

NET INCOME (LOSS)	$0.21	$0.27	(22.2)%	$(0.14)	$0.38	(136.8)%
Diluted:
Income (loss) from continuing operations	$0.20	$(0.16)		$0.03	$(0.27)
Income (loss) from discontinued operations	0.01	0.43		(0.17)	0.65

NET INCOME (LOSS)	$0.21	$0.27	(22.2)%	$(0.14)	$0.38	(136.8)%
Dividends per share	$0.23	$0.23		$0.46	$0.46

*	NM - NOT MEANINGFUL

NEWELL BRANDS INC.

RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)

CERTAIN LINE ITEMS

(Amounts in millions, except per share data)

	For the three months ended June 30, 2019
	GAAP Measure	Restructuring	Acquisition	Transactions		Non-GAAP Measure
		and restructuring	amortization	and	Other		Percentage
	Reported	related costs [1]	and impairment [2]	related costs [3]	items [4]	Normalized*	of Sales
Net sales	$2,116.5	$—	$—	$—	$—	$2,116.5
Cost of products sold	1,369.9	(0.8)	—	—	(5.9)	1,363.2	64.4%
Gross profit	746.6	0.8	—	—	5.9	753.3	35.6%
Selling, general and administrative expenses	558.9	(6.1)	(32.1)	(3.2)	(3.8)	513.7	24.3%
Restructuring costs, net	6.7	(6.7)	—	—	—	—
Impairment charges	2.9	—	(2.9)	—	—	—
Operating income	178.1	13.6	35.0	3.2	9.7	239.6	11.3%
Non-operating (income) expenses, net	78.4	—	—	—	(0.6)	77.8
Income before income taxes	99.7	13.6	35.0	3.2	10.3	161.8
Income tax provision [5]	16.7	3.3	8.4	0.8	11.9	41.1
Income (loss) from continuing operations	83.0	10.3	26.6	2.4	(1.6)	120.7
Income (loss) from discontinued operations, net of tax	6.8	3.2	11.0	49.4	(1.3)	69.1
Net income (loss)	$89.8	$13.5	$37.6	$51.8	$(2.9)	$189.8
Diluted earnings per share**	$0.21	$0.03	$0.09	$0.12	$(0.01)	$0.45

*	Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**	Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 423.5 million shares for the three months ended June 30, 2019.
Totals may not add due to rounding.
[1]	Restructuring and restructuring related costs of $17.6 million ($4.0 million of which is reported in discontinued operations).
[2]

Acquisition amortization costs of $32.1 million; impairment charges of $13.9 million ($11.0 million of which is reported in discontinued operations) primarily related to goodwill of businesses held for sale.

[3]

Divestiture costs of $9.8 million ($7.0 million of which is reported in discontinued operations) primarily related to the planned divestitures of The United States Playing Cards Company, Process Solutions and Commercial and Consumer Solutions businesses and the recently completed divestitures of Process Solutions and Rexair; acquisition related costs of $0.4 million; net loss on disposition of $7.1 million (reported in discontinued operations) for working capital adjustments related to the sale of the Waddington, Jostens and Fishing businesses (gain of $9.3 million), loss of $22.0 million related to the disposition of Process Solutions and gain of $5.6 million from the disposition of Rexair Business.

[4]

Loss of $0.8 million due to changes in the fair value of certain investments; Argentina hyperinflationary adjustment of $0.8 million ($0.3 million of which is reported in discontinued operations); $9.0 million of other charges, primarily related to fees for certain legal proceedings and a product recall; and net tax adjustment of $11.4 million primarily related to foreign and state tax impacts of offshore earnings and a withholding tax refund received from Switzerland.

[5]

The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a “with” and “without” approach to determine normalized income tax expense.

NEWELL BRANDS INC.

RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)

CERTAIN LINE ITEMS

(Amounts in millions, except per share data)

	For the six months ended June 30, 2019
	GAAP Measure	Restructuring	Acquisition	Transactions		Non-GAAP Measure
		and restructuring	amortization	and	Other		Percentage
	Reported	related costs [1]	and impairment [2]	related costs [3]	items [4]	Normalized*	of Sales
Net sales	$3,828.6	$—	$—	$—	$—	$3,828.6
Cost of products sold	2,538.2	(2.0)	—	—	(6.5)	2,529.7	66.1%
Gross profit	1,290.4	2.0	—	—	6.5	1,298.9	33.9%
Selling, general and administrative expenses	1,076.8	(11.3)	(65.1)	(9.6)	(4.5)	986.3	25.8%
Restructuring costs, net	17.6	(17.6)	—	—	—	—
Impairment charges	2.9	—	(2.9)	—	—	—
Operating income	193.1	30.9	68.0	9.6	11.0	312.6	8.2%
Non-operating (income) expenses, net	181.9	—	—	—	(18.5)	163.4
Income before income taxes	11.2	30.9	68.0	9.6	29.5	149.2
Income tax provision [5]	—	6.5	14.6	2.0	11.2	34.3
Income from continuing operations	11.2	24.4	53.4	7.6	18.3	114.9
Income (loss) from discontinued operations, net of tax	(72.6)	3.5	158.0	45.6	1.3	135.8
Net income (loss)	$(61.4)	$27.9	$211.4	$53.2	$19.6	$250.7
Diluted earnings per share**	$(0.14)	$0.07	$0.50	$0.13	$0.05	$0.59

*	Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**	Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 423.6 million shares for the six months ended June 30, 2019.
Totals may not add due to rounding.
[1]	Restructuring and restructuring related costs of $35.2 million ($4.3 million of which is reported in discontinued operations).
[2]

Acquisition amortization costs of $65.1 million; impairment charges of $188.6 million ($185.7 million of which is reported in discontinued operations) primarily related to goodwill of businesses held for sale.

[3]

Divestiture costs of $18.2 million ($10.4 million of which is reported in discontinued operations) primarily related to the planned divestitures of The United States Playing Cards Company and Commercial and Consumer Solutions businesses and the recently completed divestitures of Process Solutions and Rexair; acquisition related costs of $1.8 million; net loss on disposition of businesses of $1.9 million (reported in discontinued operations) for working capital adjustments related to the sale of the Waddington, Jostens, Rawlings and Fishing businesses (net gain of $14.5 million), loss of $22.0 million related to the disposition of Process Solutions and gain of $5.6 million from the disposition of Rexair Business.

[4]

Loss of $17.9 million due to changes in the fair value of certain investments; Argentina hyperinflationary adjustment of $5.3 million ($3.3 million of which is reported in discontinued operations); $9.6 million of other charges, primarily related to fees for certain legal proceedings and a product recall; and net tax adjustment of $5.1 million primarily related to foreign and state tax impacts of offshore earnings and a withholding tax refund received from Switzerland.

[5]

The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a “with” and “without” approach to determine normalized income tax expense.

NEWELL BRANDS INC.

RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)

CERTAIN LINE ITEMS

(Amounts in millions, except per share data)

	For the three months ended June 30, 2018
	GAAP Measure	Restructuring	Acquisition	Transactions		Non-GAAP Measure
		and restructuring	amortization	and	Other		Percentage
	Reported	related costs [1]	and impairment [2]	related costs [3]	items [4]	Normalized*	of Sales
Net sales	$2,201.6	$—	$—	$—	$—	$2,201.6
Cost of products sold	1,426.8	—	—	—	2.4	1,429.2	64.9%
Gross profit	774.8	—	—	—	(2.4)	772.4	35.1%
Selling, general and administrative expenses	613.6	(0.2)	(32.8)	(7.8)	(14.6)	558.2	25.4%
Restructuring costs, net	45.7	(45.7)	—	—	—	—
Impairment charges	31.6	—	(31.6)	—	—	—
Operating income	83.9	45.9	64.4	7.8	12.2	214.2	9.7%
Non-operating (income) expenses, net	107.3	—	—	—	11.0	118.3
Income (loss) before income taxes	(23.4)	45.9	64.4	7.8	1.2	95.9
Income tax provision (benefit) [5]	53.0	(33.5)	(24.9)	2.6	2.1	(0.7)
Income (loss) from continuing operations	(76.4)	79.4	89.3	5.2	(0.9)	96.6
Income from discontinued operations, net of tax	208.1	6.9	458.5	(395.4)	4.1	282.2
Net income (loss)	$131.7	$86.3	$547.8	$(390.2)	$3.2	$378.8
Diluted earnings per share**	$0.27	$0.18	$1.12	$(0.80)	$0.01	$0.78

*	Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**	Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 487.0 million shares for the three months ended June 30, 2018.
Totals may not add due to rounding.
[1]	Costs primarily associated with the Accelerated Transformation Plan, mostly restructuring, of $48.4 million ($2.5 million of which is reported in discontinued operations).
[2]

Acquisition amortization costs of $42.2 million ($9.4 million of which is reported in discontinued operations). Impairment charges of $485.6 million; $31.6 million for fixed assets and $454.0 million reported in discontinued operations related to goodwill of businesses held for sale.

[3]

Acquisition related costs of $5.6 million; divestiture costs of $17.0 million ($14.8 million of which is reported in discontinued operations) primarily related to the planned divestitures of Goody®, Jostens, Fishing, Gaming, Process Solutions and Commercial and Consumer Solutions businesses. Gain of $597.6 million related to the sale of the Waddington business and a loss of $136.4 million related to the sale of the Rawlings business.

[4]

Fire-related losses, net of insurance recoveries of $(2.4) million in the Writing business; $3.9 million of bad debt related to a customer in the Baby business; $10.7 million of costs related to the proxy contest; $11.3 million gain on legacy Jarden investment and $0.4 million of pension settlement costs ($0.1 million of which is reported in discontinued operations).

[5]

The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a “with” and “without” approach to determine normalized income tax expense.

NEWELL BRANDS INC.

RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)

CERTAIN LINE ITEMS

(Amounts in millions, except per share data)

	For the six months ended June 30, 2018
	GAAP Measure	Restructuring	Acquisition	Transactions		Non-GAAP Measure
		and restructuring	amortization	and	Other		Percentage
	Reported	related costs [1]	and impairment [2]	related costs [3]	items [4]	Normalized*	of Sales
Net sales	$4,013.1	$—	$—	$—	$—	$4,013.1
Cost of products sold	2,633.0	—	—	—	5.2	2,638.2	65.7%
Gross profit	1,380.1	—	—	—	(5.2)	1,374.9	34.3%
Selling, general and administrative expenses	1,239.9	(0.2)	(66.3)	(15.3)	(42.2)	1,115.9	27.8%
Restructuring costs, net	51.1	(51.1)	—	—	—	—
Impairment charges	31.6	—	(31.6)	—	—	—
Operating income	57.5	51.3	97.9	15.3	37.0	259.0	6.5%
Non-operating (income) expenses, net	222.0	—	—	0.6	10.8	233.4
Income (loss) before income taxes	(164.5)	51.3	97.9	14.7	26.2	25.6
Income tax provision (benefit) [5]	(33.4)	(32.5)	(16.9)	4.2	8.0	(70.6)
Income (loss) from continuing operations	(131.1)	83.8	114.8	10.5	18.2	96.2
Income from discontinued operations, net of tax	316.1	10.8	482.6	(393.2)	4.2	420.5
Net income (loss)	$185.0	$94.6	$597.4	$(382.7)	$22.4	$516.7
Diluted earnings per share**	$0.38	$0.19	$1.23	$(0.79)	$0.05	$1.06

*	Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**	Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 487.0 million shares for the six months ended June 30, 2018.
Totals may not add due to rounding.
[1]	Costs primarily associated with the Accelerated Transformation Plan, mostly restructuring, of $56.3 million ($5.0 million of which is reported in discontinued operations).
[2]

Acquisition amortization costs of $107.3 million ($41.0 million of which is reported in discontinued operations). Impairment charges of $485.6 million; $31.6 million for fixed assets and $454.0 million reported in discontinued operations related to goodwill of businesses held for sale.

[3]

Acquisition related costs of $11.2 million; divestiture costs of $21.8 million ($17.7 million of which is reported in discontinued operations) primarily related to the planned divestitures of Goody®, Jostens, Fishing, Gaming, Process Solutions and Commercial and Consumer Solutions businesses. Gain on disposition of $597.6 million related to the sale of the Waddington business and a loss of $136.4 million related to the sale of the Rawlings business and $0.6 million for a working capital adjustment related to the Tools business.

[4]

Fire-related losses, net of insurance recoveries of $(5.2) million in the Writing business; $25.5 million of bad debt related to a customer in the Baby business; $16.7 million of costs related to the proxy contest; $11.3 million gain on legacy Jarden investment and $0.7 million of pension settlement costs ($0.2 million of which is reported in discontinued operations).

[5]

The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a “with” and “without” approach to determine normalized income tax expense.

NEWELL BRANDS INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in millions)

	At June 30, 2019	At December 31, 2018 [1]
Assets
Current assets
Cash and cash equivalents	$624.5	$495.7
Accounts receivable, net	1,769.0	1,850.7
Inventories	1,845.2	1,583.1
Prepaid expenses and other	277.3	275.6
Current assets held for sale	2,545.7	3,535.2

Total current assets	7,061.7	7,740.3
Property, plant and equipment, net	923.1	925.6
Operating lease assets, net	646.0	—
Goodwill	2,966.3	2,970.2
Other intangible assets, net	5,496.0	5,579.6
Deferred income taxes	234.1	179.7
Other assets	339.1	327.0

TOTAL ASSETS	$17,666.3	$17,722.4

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,083.8	$1,019.5
Accrued compensation	144.4	159.1
Other accrued liabilities	1,326.2	1,180.7
Short-term debt and current portion of long-term debt	43.4	318.7
Current liabilities held for sale	538.0	734.8

Total current liabilities	3,135.8	3,412.8
Long-term debt	6,707.8	6,696.3
Deferred income taxes	1,024.9	991.0
Long-term operating lease liabilities	572.7	—
Other noncurrent liabilities	1,220.5	1,369.1

Total liabilities	$12,661.7	$12,469.2

Stockholders’ equity
Total stockholders’ equity attributable to parent	4,969.2	5,218.4
Total stockholders’ equity attributable to non-controlling interests	35.4	34.8

Total stockholders’ equity	$5,004.6	$5,253.2

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$17,666.3	$17,722.4

[1]

As previously disclosed, the unaudited Consolidated Balance Sheet at December 31, 2018 has been revised for immaterial out-of-period adjustments, the Company identified during the first quarter of 2019. The Company disclosed additional information in its Quarterly Report on Form 10-Q for the three-months period ending March 31, 2019 and will disclose a revised Consolidated Statement of Operations for the year ended December 31, 2018 in the 2019 Annual Report on Form 10-K.

NEWELL BRANDS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Amounts in millions)

	For the six months ended June 30,
	2019	2018
Operating Activities
Net income (loss)	$(61.4)	$185.0
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	174.3	254.8
Impairment of goodwill, intangibles and other assets	188.6	485.6
(Gain) loss from sale of businesses, net	1.9	(461.8)
Deferred income taxes	(37.7)	(37.9)
Stock based compensation expense	20.3	37.7
Loss on change in fair value of investments	17.9	—
Other, net	2.6	2.4
Changes in operating accounts excluding the effects of acquisitions and divestitures:
Accounts receivable	74.8	(111.2)
Inventories	(294.6)	(250.3)
Accounts payable	41.4	(214.0)
Accrued liabilities and other	(137.2)	(280.8)

Net cash used in operating activities	$(9.1)	$(390.5)
Investing Activities
Proceeds from sale of divested businesses	739.8	2,665.4
Capital expenditures	(115.2)	(201.0)
Other investing activities	(2.2)	(4.0)

Net cash provided by investing activities	$622.4	$2,460.4
Financing Activities
Net short term borrowings	(10.3)	(18.1)
Payments on current portion of long-term debt	(268.2)	—
Payments on long-term debt	(5.4)	(1.4)
Debt issuance and extinguishment costs	(2.7)	—
Cash dividends	(195.3)	(224.9)
Equity compensation activity and other, net	(4.1)	(18.5)

Net cash used in financing activities	$(486.0)	$(262.9)
Exchange rate effect on cash and cash equivalents	1.5	(13.3)

Increase in cash and cash equivalents	128.8	1,793.7
Cash and cash equivalents at beginning of period	495.7	485.7

Cash and cash equivalents at end of period	$624.5	$2,279.4

NEWELL BRANDS INC.

FINANCIAL WORKSHEET - SEGMENT REPORTING (UNAUDITED)

(Amounts in millions)

	For the three months ended June 30, 2019						For the three months ended June 30, 2018						Year over year changes
		Reported	Reported		Normalized	Normalized		Reported	Reported		Normalized	Normalized			Normalized
		Operating	Operating	Excluded	Operating	Operating		Operating	Operating	Excluded	Operating	Operating	Net Sales		Operating Income
	Net Sales	Income	Margin	Items [1]	Income	Margin	Net Sales	Income	Margin	Items [2]	Income	Margin	$	%	$	%
FOOD AND APPLIANCES	$562.2	$33.5	6.0%	$9.6	$43.1	7.7%	$619.8	$39.5	6.4%	$8.1	$47.6	7.7%	$(57.6)	(9.3)%	$(4.5)	(9.5)%
HOME AND OUTDOOR LIVING	705.4	19.2	2.7%	20.5	39.7	5.6%	741.7	9.4	1.3%	39.0	48.4	6.5%	(36.3)	(4.9)%	(8.7)	(18.0)%
LEARNING AND DEVELOPMENT	848.9	217.0	25.6%	4.4	221.4	26.1%	838.7	195.5	23.3%	11.8	207.3	24.7%	10.2	1.2%	14.1	6.8%
OTHER	—	—	—%	—	—	—%	1.4	1.5	107.1%	—	1.5	107.1%	(1.4)	(100.0)%	(1.5)	(100.0)%
RESTRUCTURING	—	(6.7)	—%	6.7	—	—%	—	(45.7)	—%	45.7	—	—%	—	—%	—	—%
CORPORATE	—	(84.9)	—%	20.3	(64.6)	—%	—	(116.3)	—%	25.7	(90.6)	—%	—	—%	26.0	28.7%

	$2,116.5	$178.1	8.4%	$61.5	$239.6	11.3%	$2,201.6	$83.9	3.8%	$130.3	$214.2	9.7%	$(85.1)	(3.9)%	$25.4	11.9%

[1]

Acquisition amortization costs of $32.1 million; $13.6 million of restructuring and restructuring related costs; $9.7 million of other charges, $3.2 million of transactions and related costs and $2.9 million of impairment charges.

[2]

Restructuring and restructuring-related costs of $45.9 million; acquisition amortization costs of $32.8 million; $31.6 million of impairment charges; $12.2 million of other charges and $7.8 million of transactions and related costs.

	For the six months ended June 30, 2019						For the six months ended June 30, 2018						Year over year changes
		Reported	Reported		Normalized	Normalized		Reported	Reported		Normalized	Normalized			Normalized
		Operating	Operating	Excluded	Operating	Operating		Operating	Operating	Excluded	Operating	Operating	Net Sales		Operating Income
	Net Sales	Income	Margin	Items [3]	Income	Margin	Net Sales	Income	Margin	Items [4]	Income	Margin	$	%	$	%
FOOD AND APPLIANCES	$1,066.3	$42.8	4.0%	$21.3	$64.1	6.0%	$1,154.0	$52.9	4.6%	$16.4	$69.3	6.0%	$(87.7)	(7.6)%	$(5.2)	(7.5)%
HOME AND OUTDOOR LIVING	1,332.0	17.7	1.3%	34.3	52.0	3.9%	1,411.4	17.2	1.2%	52.1	69.3	4.9%	(79.4)	(5.6)%	(17.3)	(25.0)%
LEARNING AND DEVELOPMENT	1,430.3	305.5	21.4%	9.9	315.4	22.1%	1,445.7	261.7	18.1%	35.8	297.5	20.6%	(15.4)	(1.1)%	17.9	6.0%
OTHER	—	—	—%	—	—	—%	2.0	2.4	120.0%	—	2.4	120.0%	(2.0)	(100.0)%	(2.4)	(100.0)%
RESTRUCTURING	—	(17.6)	—%	17.6	—	—%	—	(51.1)	—%	51.1	—	—%	—	—%	—	—%
CORPORATE	—	(155.3)	—%	36.4	(118.9)	—%	—	(225.6)	—%	46.1	(179.5)	—%	—	—%	60.6	33.8%

	$3,828.6	$193.1	5.0%	$119.5	$312.6	8.2%	$4,013.1	$57.5	1.4%	$201.5	$259.0	6.5%	$(184.5)	(4.6)%	$53.6	20.7%

[3]

Acquisition amortization costs of $65.1 million; $30.9 million of restructuring and restructuring related costs; $11.0 million of other charges; $9.6 million of transactions and related costs and $2.9 million of impairment charges.

[4]

Acquisition amortization costs of $66.3 million; restructuring and restructuring-related costs of $51.3 million; $37.0 million of other charges; $31.6 million of impairment charges and $15.3 million of transactions and related costs.

NEWELL BRANDS INC.

CORE SALES ANALYSIS BY SEGMENT (UNAUDITED)

(Amounts in millions)

	For the three months ended June 30, 2019					For the three months ended June 30, 2018
	2019 Net Sales	Acquisitions, Divestitures and	Net Sales	Currency Impact	2019	2018 Net Sales	Divestitures and Other, Net	2018	Increase (Decrease) Core Sales
	(REPORTED)	Other, Net [2]	Base Business	[3]	Core Sales [1]	(REPORTED)	[2]	Core Sales [1]	$	%
FOOD AND APPLIANCES	$562.2	—	$562.2	$13.5	$575.7	$619.8	$(0.1)	$619.7	$(44.0)	(7.1)%
HOME AND OUTDOOR LIVING	705.4	12.4	717.8	10.8	728.6	741.7	(5.1)	736.6	(8.0)	(1.1)%
LEARNING AND DEVELOPMENT	848.9	(16.4)	832.5	13.0	845.5	838.7	(22.0)	816.7	28.8	3.5%
OTHER	—	—	—	—	—	1.4	(1.3)	0.1	(0.1)	(100.0)%

TOTAL COMPANY	$2,116.5	$(4.0)	$2,112.5	$37.3	$2,149.8	$2,201.6	$(28.5)	$2,173.1	$(23.3)	(1.1)%

CORE SALES ANALYSIS BY GEOGRAPHY (UNAUDITED)

	For the three months ended June 30, 2019					For the three months ended June 30, 2018
	2019 Net Sales	Acquisitions, Divestitures and	Net Sales	Currency Impact	2019	2018 Net Sales	Divestitures and Other, Net	2018	Increase (Decrease) Core Sales
	(REPORTED)	Other, Net [2]	Base Business	[3]	Core Sales [1]	(REPORTED)	[2]	Core Sales [1]	$	%
NORTH AMERICA	$1,513.3	$(3.5)	$1,509.8	$3.5	$1,513.3	$1,597.2	$(24.3)	$1,572.9	$(59.6)	(3.8)%
EUROPE, MIDDLE EAST, AFRICA	272.8	0.1	272.9	16.5	289.4	286.2	(3.6)	282.6	6.8	2.4%
LATIN AMERICA	151.2	(0.5)	150.7	11.3	162.0	136.0	(0.8)	135.2	26.8	19.8%
ASIA PACIFIC	179.2	(0.1)	179.1	6.0	185.1	182.2	0.2	182.4	2.7	1.5%

TOTAL COMPANY	$2,116.5	$(4.0)	$2,112.5	$37.3	$2,149.8	$2,201.6	$(28.5)	$2,173.1	$(23.3)	(1.1)%

[1]

“Core Sales” provides a consistent basis for year-over-year comparisons in sales as it excludes the impacts of acquisitions, completed divestitures, retail store openings and closings, changes in foreign currency. Core Sales Increases/(Decreases) excludes the impact of currency, acquisitions and divestitures.

[2]

Divestitures include the exit of a distribution agreement with FireAngel (formerly Sprue Aegis) during the first quarter of 2018, the transition of direct sales to a licensing arrangement for Graco® within the European region entered into during the third quarter of 2018, the removal of specialized writing sales associated with the Bond® brand in anticipation of exiting the business, the planned exit of the distributorship of Uniball® products and, consistent with standard retail practice, net sales from retail stores planned to be closed. The three months ended June 30, 2019 also excludes impact of customer returns related to a product recall in Home and Outdoor Living segment.

[3]

“Currency Impact” represents the effect of foreign currency on 2019 reported sales and is calculated as the difference between the 2019 reported sales and by applying the prior year average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures).

NEWELL BRANDS INC.

CORE SALES ANALYSIS BY SEGMENT (UNAUDITED)

(Amounts in millions)

	For the six months ended June 30, 2019					For the six months ended June 30, 2018
	2019 Net Sales	Acquisitions, Divestitures and	Net Sales	Currency Impact	2019	2018 Net Sales	Divestitures and Other, Net	2018	Increase (Decrease) Core Sales
	(REPORTED)	Other, Net [2]	Base Business	[3]	Core Sales [1]	(REPORTED)	[2]	Core Sales [1]	$	%
FOOD AND APPLIANCES	$1,066.3	—	$1,066.3	$29.1	$1,095.4	$1,154.0	$(0.2)	$1,153.8	$(58.4)	(5.1)%
HOME AND OUTDOOR LIVING	1,332.0	9.9	1,341.9	25.2	1,367.1	1,411.4	(17.4)	1,394.0	(26.9)	(1.9)%
LEARNING AND DEVELOPMENT	1,430.3	(33.7)	1,396.6	29.2	1,425.8	1,445.7	(39.9)	1,405.8	20.0	1.4%
OTHER	—	—	—	—	—	2.0	(1.6)	0.4	(0.4)	(100.0)%

TOTAL COMPANY	$3,828.6	$(23.8)	$3,804.8	$83.5	$3,888.3	$4,013.1	$(59.1)	$3,954.0	$(65.7)	(1.7)%

CORE SALES ANALYSIS BY GEOGRAPHY (UNAUDITED)

	For the six months ended June 30, 2019					For the six months ended June 30, 2018
	2019 Net Sales	Acquisitions, Divestitures and Other, Net	Net Sales	Currency Impact	2019	2018 Net Sales	Divestitures and Other, Net	2018	Increase (Decrease) Core Sales
	(REPORTED)	[2]	Base Business	[3]	Core Sales [1]	(REPORTED)	[2]	Core Sales [1]	$	%
NORTH AMERICA	$2,697.1	$(21.5)	$2,675.6	$7.2	$2,682.8	$2,818.6	$(41.1)	$2,777.5	$(94.7)	(3.4)%
EUROPE, MIDDLE EAST, AFRICA	513.4	(0.7)	512.7	35.9	548.6	554.0	(10.5)	543.5	5.1	0.9%
LATIN AMERICA	283.3	(1.5)	281.8	26.4	308.2	295.9	(1.7)	294.2	14.0	4.8%
ASIA PACIFIC	334.8	(0.1)	334.7	14.0	348.7	344.6	(5.8)	338.8	9.9	2.9%

TOTAL COMPANY	$3,828.6	$(23.8)	$3,804.8	$83.5	$3,888.3	$4,013.1	$(59.1)	$3,954.0	$(65.7)	(1.7)%

[1]

“Core Sales” provides a consistent basis for year-over-year comparisons in sales as it excludes the impacts of acquisitions, completed divestitures, retail store openings and closings, changes in foreign currency. Core Sales Increases/(Decreases) excludes the impact of currency, acquisitions and divestitures.

[2]

Divestitures include the exit of a distribution agreement with FireAngel (formerly Sprue Aegis) during the first quarter of 2018, the transition of direct sales to a licensing arrangement for Graco® within the European region entered into during the third quarter of 2018, the removal of specialized writing sales associated with the Bond® brand in anticipation of exiting the business, the planned exit of the distributorship of Uniball® products and, consistent with standard retail practice, net sales from retail stores planned to be closed. The three months ended June 30, 2019 also excludes impact of customer returns related to a product recall in Home and Outdoor Living segment.

[3]

“Currency Impact” represents the effect of foreign currency on 2019 reported sales and is calculated as the difference between the 2019 reported sales and by applying the prior year average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures).

NEWELL BRANDS INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in millions, except per share data)

	For the three months ended September 30, 2018
	As Previously Reported GAAP	Rubbermaid Commercial Business DO/CO Reclass (1)	As Recasted GAAP	Normalization Adjustments (2)	As Recasted Normalized)	Pro Forma Adjustment for Depreciation Expense (3)	Pro Forma
Net sales	$2,277.2	$272.9	$2,550.1	$—	$2,550.1	$—	$2,550.1
Cost of products sold	1,460.2	174.2	1,634.4	4.0	1,638.4	7.6	1,646.0

GROSS PROFIT	817.0	98.7	915.7	(4.0)	911.7	(7.6)	904.1
Selling, general and administrative expenses	575.7	29.1	604.8	(38.2)	566.6	0.7	567.3
Restructuring costs, net	11.4	1.0	12.4	(12.4)	—	—	—
Impairment of goodwill, intangibles and other assets	8,133.7	—	8,133.7	(8,133.7)	—	—	—

OPERATING INCOME (LOSS)	(7,903.8)	68.6	(7,835.2)	8,180.3	345.1	(8.3)	336.8
Nonoperating expenses:
Interest expense, net	105.6	—	105.6	—	105.6	—	105.6
Other (income) expense, net	3.9	—	3.9	(0.2)	3.7	—	3.7

	109.5	—	109.5	(0.2)	109.3	—	109.3

INCOME (LOSS) BEFORE INCOME TAXES	$(8,013.3)	$68.6	$(7,944.7)	$8,180.5	$235.8	$(8.3)	$227.5

	For the year ended December 31, 2018
	As Revised GAAP *	Rubbermaid Commercial Business DO/CO Reclass (1)	As Recasted GAAP	Normalization Adjustments (2)	As Recasted (Normalized)	Pro Forma Adjustment for Depreciation Expense (3)	Pro Forma
Net sales	$8,630.9	$1,017.5	$9,648.4	$—	$9,648.4	$—	$9,648.4
Cost of products sold	5,622.1	670.4	6,292.5	10.5	6,303.0	20.8	6,323.8

GROSS PROFIT	3,008.8	347.1	3,355.9	(10.5)	3,345.4	(20.8)	3,324.6
Selling, general and administrative expenses	2,434.8	121.1	2,555.9	(218.3)	2,337.6	2.9	2,340.5
Restructuring costs, net	80.5	2.6	83.1	(83.1)	—	—	—
Impairment of goodwill, intangibles and other assets	8,322.0	1.3	8,323.3	(8,323.3)	—	—	—

OPERATING INCOME	(7,828.5)	222.1	(7,606.4)	8,614.2	1,007.8	(23.7)	984.1
Nonoperating expenses:
Interest expense, net	446.3	—	446.3	—	446.3	—	446.3
Loss on extinguishment of debt	4.1	—	4.1	(4.1)	—	—	—
Other (income) expense, net	(11.2)	—	(11.2)	10.6	(0.6)	—	(0.6)

	439.2	—	439.2	6.5	445.7	—	445.7

INCOME (LOSS) BEFORE INCOME TAXES	(8,267.7)	222.1	(8,045.6)	8,607.7	562.1	(23.7)	538.4
Income tax expense (benefit)	(1,478.1)	85.3	(1,392.8)	1,278.5	(114.3)	(6.4)	(120.7)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(6,789.6)	136.8	(6,652.8)	7,329.2	676.4	(17.3)	659.1
Income (loss) from discontinued operations, net of tax	(152.9)	(136.8)	(289.7)	802.2	512.5	—	512.5

NET INCOME (LOSS)	$(6,942.5)	$—	$(6,942.5)	$8,131.4	$1,188.9	$(17.3)	$1,171.6

Weighted average common shares outstanding:
Basic	473.7		473.7		473.7		473.7
Diluted	473.7		473.7		474.3		474.3
Earnings (loss) per share:
Basic:
Income (loss) from continuing operations	$(14.33)		$(14.04)		$1.43		$1.39
Income (loss) from discontinued operations	(0.32)		(0.61)		1.08		1.08

NET INCOME (LOSS)	$(14.65)		$(14.65)		$2.51		$2.47
Diluted:
Income (loss) from continuing operations	$(14.33)		$(14.04)		$1.43		$1.39
Income (loss) from discontinued operations	(0.32)		(0.61)		1.08		1.08

NET INCOME (LOSS)	$(14.65)		$(14.65)		$2.51		$2.47

*

The above unaudited Consolidated Statement of Operations for the year ended December 31, 2018 has been revised for immaterial out-of-period adjustments, the Company identified during the first quarter of 2019. The Company disclosed additional information in its Quarterly Report on Form 10-Q for the three-months period ending March 31, 2019 and will disclose a revised Consolidated Statement of Operations for the year ended December 31, 2018 in the 2019 Annual Report on Form 10-K.

[1]

Due to a change in strategy, management recommended and the Company’s Board of Directors approved, the decision in July 2019 not to continue pursuing the sale of the majority of the Rubbermaid Commercial Business (Rubbermaid Commercial Products, Rubbermaid Outdoor, Closet, Refuse and Garage). Commencing in the third quarter of 2019, the Rubbermaid Commercial Business to be retained will no longer be classified as held for sale nor be presented as a discontinued operations in the Company’s Consolidated Statement of Operations for the three-and nine-month periods ended September 30, 2019 and September 30, 2018.

[2]

For the three months ended September 30, 2018, normalization adjustments include $1.0 million of restructuring charges. For the year ended December 31, 2018, normalization adjustments includes $2.6 million and $1.3 million of restructuring and impairment charges, respectively. Such amounts were previously classified within income (loss) from discontinued operations.

[3]

Excludes amortization of acquired intangibles related to the Rubbermaid Commercial Business of approximately $0.4 million as such expenses qualify as normalization adjustments and therefore are excluded from our non-GAAP financial measures.

NEWELL BRANDS INC.

RECONCILIATION OF NON-GAAP MEASURES

(Amounts in millions)

	At June 30, 2019	At March 31, 2019	Increase/ (Decrease)
NET DEBT RECONCILIATION:
Short-term debt and current portion of long term debt	$43.4	573.6
Long- term debt	6,707.8	6,694.6

Gross debt	6,751.2	7,268.2	$(517.0)
Less: Cash and cash equivalents	624.5	364.1

NET DEBT	$6,126.7	$6,904.1	$(777.4)

The Company defines net debt as gross debt less the total of cash and cash equivalents.

The Company believes net debt is meaningful to investors as it considers net debt and its components to be an important indicator of liquidity and a guiding measure of capital structure strategy.